                                                                   Exhibit 10.40


Certain portions of this Exhibit have been omitted pursuant to a request for "Confidential Treatment" under Rule 24b-2 of the Securities and Exchange Commission. Such portions have been redacted and bracketed in the request and appear as [ ] in the text of this Exhibit. The omitted confidential information has been filed with the Securities and Exchange Commission.


                       AGREEMENT OF TRANSFER OF SHARES - 3

Party A: United Power (USA), Inc.
Address:
Legal Representative: (signature)
Nationality: Chinese
Title: President

Party B: American Pacific Aviation and Technology Inc.
Address: One Sansome Street, 19th Floor
Legal Representative: (signature)
Nationality: US
Title: President

      The China Card Smart Card (Shanghai) Company Limited is a joint venture established and registered on March 21, 2000, by the Shandong Huang Tai Industrial Group Corporation (approved by local Industry and Commerce Administration and other agencies to rename as Shandong Lu Neng Huang Tai Industrial Group Company Limited on August 31, 2001). The registered capital of
the joint venture shall be RMB$[         ], of which Party A shall contribute in
form of cash, in the amount of RMB$[          ], and Party B shall contribute in
form of equipment, equivalent to the amount of RMB$[          ]. After review by
the Board of Directors of the China Card Smart Card (Shanghai) Company, it was agreed that the American Pacific Aviation & Technology Inc. transfer 50% of its shares of the China Card Smart Card (Shanghai) Company, in the amount of
RMB$[         ], to Shandong Lu Neng Huang Tai Industrial Group Company Limited,
Shandong Lu Neng Huang Tai Industrial Group Material Trading Company, and the United Power (USA), Inc. Parties A and B agree to the following:

  1. Party B shall sell 25% of its shares of the China Card Smart Card
     (Shanghai) Company Limited to Party A in the amount of RMB$[          ] (if
     payment to be made in US currency, the foreign exchange rate of which shall be 8.27). Party A shall, based on the ratio of contribution to funding, entitle corresponding rights and duties.

  2. Payment method of transfer of shares: Method 1, Party A shall pay to the China Card Company, which will then pay Party B; Method 2, Party A shall pay the amount directly to Party B.



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  3. Payment Deadline: Within two months after the share transfer agreement become valid.

  4. Process of share transfer shall be handled by the China Card Company.

  5. After transfer of shares, Party B shall hold no interest in the joint venture, and shall not be liable to any liabilities and indebtedness of the joint venture.

  6. The making, validity, interpretation, execution and settlement of dispute of this agreement shall be governed by the laws of the People's Republic of China.

  7. Any dispute over the share transfer agreement shall be settled by friendly negotiations. In the event negotiations fail to solve the dispute, it shall be brought to arbitration by the China International Economic and Trade Arbitration Committee, based on the rules and regulations of said committee. The decision of the Committee shall be final and shall have binding effect on all parties.

  8. This agreement shall become effective when signed by all parties, beginning the date when it is approved by pertinent government agency.

  9. This agreement shall cease effective when the process of share transfer is completed.

 10. Original shareholders agree to the above terms and conditions of share transfer.

Signatures of Original Shareholders: (signatures)

Date Signed: September 6, 2001


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

EQUIPMENT PURCHASE AGREEMENT
                   Number:2001CHINACARD

Party A: Shandong Lu Neng Huang Tai Industrial Group Limited

Party B: American Pacific Aviation and Technology Company Limited

Date: September 2001




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